Exhibit 99.1

Alliqua BioMedical, Inc. Reports First Quarter Financial Results

Revenue Growth of 120% year-over-year; Reaffirms Fiscal Year 2016 Guidance

YARDLEY, Pa., May 10, 2016 (GLOBE NEWSWIRE) – Alliqua BioMedical, Inc. (Nasdaq: ALQA) ("Alliqua" or "the Company"), a provider of advanced wound care products, today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Summary:

•	Total revenue increased 120% year-over-year to $4.6 million. Organic total revenue growth was approximately 4% year-over-year.
•	Product revenue increased 177% year-over-year to $4.1 million. Organic product revenue growth was 11% year-over-year.
•	Gross margin was 62%, compared to 43% in the same period last year and 62% in the fourth quarter of fiscal year 2015. Gross margin on product revenue was approximately 75%, compared to 73% last year.

First Quarter 2016 Operating Highlights:

•	On January 27th, the Company announced a national group purchasing agreement with HealthTrust, effective January 1, 2016, adding Biovance to HealthTrust’s regenerative tissue wound care contracting category.
•	On January 28th, the Company announced a partnership with Human Longevity, Inc. whereby it will remain the exclusive commercial partner for Biovance® Human Amniotic Membrane Allograft and Interfyl™ Human Connective Tissue Matrix, following the completion of Human Longevity, Inc.’s purchase of LifebankUSA and other select assets from Celgene Cellular Therapeutics.
•	On February 4th, the Company announced that its UltraMIST Ultrasound Healing Therapy System received a GOOD DESIGN® Award recognizing UltraMIST as an outstanding product that stretches the boundaries of average design.
•	On February 19th, the Company announced the appointment of Winston Kung to its Board of Directors. Mr. Kung is the Vice President of Business Development and Global Alliance at Celgene Corporation
•	On March 7th, the Company announced that effective March 1, 2016, Biovance® Human Amniotic Membrane Allograft is eligible for reimbursement coverage in the geographic regions covered by Wisconsin Physicians Service (“WPS”), a Medicare Administrative Contractor, or “MAC”. WPS serves more than 140,000 providers and over 5.5 million Medicare beneficiaries.
•	On March 15th, the Company announced participation in Blue Cross Blue Shield Association’s (“BCBSA”) Evidence Street Pilot Program, a program designed to create uniformity in the exchange of clinical evidence used to establish BCBSA clinical guidelines. As of February 2016, the BCBSA guideline for Bio-Engineered Skin and Soft Tissue Substitutes now lists Biovance as an example of a skin and soft tissue substitute that has demonstrated sufficient evidence to determine qualitatively that the technology results in a meaningful improvement in the net health outcome for individuals with diabetic lower-extremity ulcers.

"We are pleased with our first quarter progress towards each of our strategic operating initiatives for the fiscal year,” said David Johnson, Chief Executive Officer of Alliqua. “In terms of our financial performance, we were particularly pleased with the commercial traction we saw in sales of our Biovance product, as well as the improving utilization trends in our MIST Therapy franchise."

"Our organization remains focused on our highest-priority strategic initiative for 2016 - increasing the productivity of our selling organization - and we plan to build upon the progress that we made in the first quarter. We remain extremely encouraged by the compelling commercial opportunity for our portfolio of advanced wound care technologies and expect that our continued execution will drive improving growth trends over the course of 2016.”

First Quarter 2016 Results:

Alliqua BioMedical, Inc. and Subsidiaries

Revenue Summary

	Three Months Ended
($, Thousands)	March 31,		Increase / Decrease
	2016	2015	$ Change	% Change
Product	$4,090	$1,478	$2,612	177%
Contract Manufacturing	$553	$636	$(83)	-13%
Revenue, net	$4,643	$2,114	$2,529	120%

Total revenue for the first quarter of 2016 increased $2.5 million, or 120% year-over-year, to $4.6 million. Total revenue growth was approximately 4% year-over-year on an organic basis. Sales of the Company’s products – including hydrogels, sorbion, Biovance, TheraBond and MIST Therapy® – increased $2.6 million, or 177%, year-over-year. Product revenue growth was 11% year-over-year on an organic basis. Revenue from MIST Therapy, acquired from Celleration on May 29th 2015, was approximately $2.5 million in the first quarter of 2016.

Gross profit for the first quarter of 2016 was $2.9 million, or 62% of sales, compared to a gross profit of $0.9 million, or 43% of sales, last year. The increase in gross margin was due to products sales comprising a greater portion of the Company’s revenue. Product sales typically command higher gross profit margins than contract manufacturing sales. Gross margin on product sales was approximately 75% in the first quarter of 2016. The Company expects gross profit to continue to increase as wound care product sales become a higher proportion of total sales.

Total operating expenses for the first quarter of 2016 increased $2.1 million, or 24% year-over-year, to $10.7 million. The increase in total operating expenses in the period was primarily related to higher compensation and benefits expenses related to increased headcount compared to the prior year period. . First quarter 2016 total operating expenses were also impacted by higher expenses associated with the Company’s selling efforts and general management, including recruiting, information technology, travel, training and third party logistics compared to the prior year. The increase in headcount and operating expenses is largely due to the Company’s acquisition of Celleration in May 2015. Prior year operating expenses included approximately $1.9 million of acquisition-related expenses.

Loss from operations for the first quarter of 2016 was $7.8 million, compared to a loss of $7.7 million for the same period last year. Net loss for the first quarter of 2016 was $7.7 million, or ($0.28) per diluted share, compared to a net loss of $7.7 million, or ($0.48) per diluted share, for the same period last year.

Non-GAAP net loss for the first quarter of 2016 was $5.5 million, or ($0.20) per diluted share, compared to a non-GAAP net loss of $3.4 million, or ($0.21) per diluted share, for the same period last year. The Company defines non-GAAP net loss as its reported net loss (GAAP) excluding income tax expense, stock-compensation expense, one-time charges and other non-recurring operating costs and expenses, intangible asset amortization, change in fair value of contingent consideration and change in fair value of warrant liability. Non-GAAP net loss for the first quarter of 2015 excluded approximately $1.9 million of acquisition-related expenses.

Fiscal Year 2016 Revenue Outlook:

The Company is maintaining its revenue guidance for the fiscal year 2016 period, which was issued on February 23, 2016.

For the fiscal year ending December 31, 2016, the Company expects total revenue of $22 million to $24 million, representing growth in the range of approximately 46% to 60% year-over-year on a GAAP basis. This represents a 15% to 25% increase in revenue from the fiscal year ended December 31, 2015 pro forma revenue (assuming the Company had recorded a full year of MIST Therapy revenue) of approximately $19.1 million.

Conference Call:

The Company will host a teleconference at 8:00 a.m. Eastern Time on May 10th to discuss the results of the quarter, and to host a question and answer session. Those interested in participating on the call may dial 888-461-2024 (719-457-1035 for international callers) and provide access code 6849488 approximately 10 minutes prior to the start time. A live webcast of the call will be made available on the investor relations section of the Company's website at http://ir.alliqua.com.

For those unable to participate, a replay of the call will be available for two weeks at 888-203-1112 (719-457-0820 for international callers); access code 6849488. The webcast will be archived on the investor relations section of Alliqua’s website.

About Alliqua BioMedical, Inc.

Alliqua is a provider of advanced wound care solutions, committed to restoring tissue and rebuilding lives. Through its sales and distribution network, together with its proprietary products, Alliqua provides a suite of technological solutions to enhance the wound care practitioner's ability to deal with the challenges of healing both chronic and acute wounds.

Alliqua currently markets its line of dressings for wound care under the SilverSeal® and Hydress® brands, as well as the sorbion sachet S® and sorbion sana® wound care products, and its TheraBond 3D® advanced dressing which incorporates the TheraBond 3D® Antimicrobial Barrier Systems technology. The Company's Mist Therapy System® uses painless, noncontact low-frequency ultrasound to stimulate cells below the wound bed to promote the healing process. Alliqua also markets the human biologic wound care product Biovance.

In addition, Alliqua can provide a custom manufacturing solution to partners in the medical device and cosmetics industry, utilizing its hydrogel technology. Alliqua's electron beam production process, located at its 16,500 square foot Good Manufacturing Practice (GMP) manufacturing facility, allows Alliqua to custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. The Company has locations in Yardley, PA, Langhorne, PA and Eden Prairie, MN.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Legal Notice Regarding Forward-Looking Statements:

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the adequacy of the Company’s liquidity to pursue its complete business objectives; inadequate capital; the Company’s ability to obtain reimbursement from third party payers for its products; loss or retirement of key executives; adverse economic conditions or intense competition; loss of a key customer or supplier; entry of new competitors and products; adverse federal, state and local government regulation; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; price increases for supplies and components; and the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

ALLIQUA BIOMEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2016	2015

ASSETS:
Current Assets:
Cash and cash equivalents	$16,999	$26,080
Accounts receivable, net	2,506	2,517
Inventory, net	3,531	3,133
Prepaid expenses and other current assets	1,071	942
Total current assets	24,107	32,672
Improvements and equipment, net	2,328	1,847
Intangible assets, net	33,004	33,894
Goodwill	21,166	21,166
Other assets	173	173
Total assets	$80,778	$89,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,353	$2,638
Accrued expenses and other current liabilities	2,443	3,130
Contingent consideration, current	5,600	2,573
Warrant liability	124	861
Total current liabilities	10,520	9,202
Long-term debt, net	12,324	12,126
Contingent consideration, long-term	6,643	14,455
Deferred tax liability	1,471	1,468
Other long-term liabilities	324	76
Total liabilities	31,282	37,327

Commitments and Contingencies

Stockholders' Equity
Preferred Stock, par value $0.001 per share, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 45,714,286 shares authorized; 28,979,410 and 27,668,913 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	29	28
Additional paid-in capital	153,209	148,457
Accumulated deficit	(103,742)	(96,060)
Total stockholders' equity	49,496	52,425
Total liabilities and stockholders' equity	$80,778	$89,752

ALLIQUA BIOMEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015

Revenue, net of returns, allowances and discounts	$4,643	$2,114

Cost of revenues	1,777	1,207

Gross profit	2,866	907

Operating expenses
Selling, general and administrative	10,110	6,509
Research and product development	199	21
Acquisition-related	-	1,946
Change in fair value of contingent consideration liability	362	108
Total operating expenses	10,671	8,584

Loss from operations	(7,805)	(7,677)

Other income
Interest expense	(619)	-
Interest income	8	6
Change in value of warrant liability	737	12
Total other income	126	18

Net loss before income tax	(7,679)	(7,659)

Income tax expense	(3)	(3)

Net loss	$(7,682)	$(7,662)

Basic and diluted net loss per common share	$(0.28)	$(0.48)

Weighted average shares used in computing basic and diluted net loss per common share	27,293,087	16,068,562

Use of Non-GAAP Financial Measures

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

The Company has presented the following non-GAAP financial measures in this press release: non-GAAP net loss, and non-GAAP net loss per share. The Company defines non-GAAP net loss as its reported net loss (GAAP) excluding income tax expense (benefit), stock-compensation expense, one-time charges and other non-recurring operating costs and expenses, intangible asset amortization, change in fair value of contingent consideration and change in value of warrant liability.

ALLIQUA BIOMEDICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(Unaudited)

	Three Months Ended March 31,
(U.S. dollars in thousands)	2016	2015
Table of Reconciliation from GAAP Net Loss to Non-GAAP Net Loss
GAAP Net Loss	$(7,682)	$(7,662)
Stock-based compensation	1,706	2,033
Acquisition related expenses	-	1,946
Intangible asset amortization	890	233
Change in fair value of contingent consideration	362	108
Change in value of warrant liability	(737)	(12)
Income tax expense	3	3
Non-GAAP Net Loss	$(5,458)	$(3,351)

Table Comparing GAAP Diluted Net Loss Per Common Share to Non-GAAP Diluted Net Loss Per Common Share
GAAP diluted net loss per common share	$(0.28)	$(0.48)
Non-GAAP diluted net loss per common share	$(0.20)	$(0.21)
Shares used in computing GAAP & Non-GAAP diluted net loss per common share	27,293,087	16,068,562

Investor Relations:

Westwicke Partners on behalf of Alliqua BioMedical, Inc.

Mike Piccinino, CFA +1-443-213-0500

AlliquaBiomedical@westwicke.com